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                                                                 EXHIBIT 10.12


                                    SCRIPPS BANK
                     UNFUNDED SUPPLEMENTAL RETIREMENT AGREEMENT


     1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to provide Ronald Carlson ("Employee"), current President of Scripps Bank, with supplemental retirement benefits contingent upon his remaining employment by Scripps Bank through October 1, 2002.

     2.   RETIREMENT BENEFIT.

          2.1 BENEFIT. If the Employee remains in the employment of Scripps Bank until October 1, 2002 (the "Retirement Date") or retires prior to such date due to a total and permanent disability, Employee shall be entitled to receive a monthly annuity payment from Scripps Bank in the amount of $2,083.33, commencing on the first day of the month that next follows his Retirement Date (or such earlier date upon which he ceases employment with Scripps Bank due to total and permanent disability) and continuing on the first day of each subsequent month until the month next following the date of Employee's death. In the event that Employee defers retirement beyond the Retirement Date, the monthly benefit shall be actuarially increased to reflect the delayed commencement of the benefit payments. Notwithstanding the preceding sentences, Scripps Bank in its sole and absolute discretion may, at any time, pay the Employee the lump sum present value of the then remaining retirement benefit payable under this Section 2.1. The determination of present value and any actuarial adjustments in the annuity payment to reflect an late commencement of benefits hereunder shall be made by an actuary selected by Scripps Bank. For purposes of this Agreement, total disability shall mean the inability of the Employee, because of a physical or mental impairment that is expected to be of long-term duration, to perform the usual duties of the Employee. Total disability shall be determined by a physician selected by Scripps Bank.

          2.2 INFLATION ADJUSTMENT. On each anniversary of the Retirement Date, the monthly benefit shall be increased by three percent (3%) as a cost-of-living adjustment.

          2.3 PRERETIREMENT TERMINATION OF EMPLOYMENT. If the employment of the Employee is terminated for cause on or after the Retirement Date or if Employee voluntarily terminates employment prior to the Retirement Date, the Employee shall not be entitled to any benefits under this Agreement. For purposes of this Agreement, termination for cause shall mean termination for any of the following reasons: (i) theft or dishonesty; (ii) improper use or disclosure of confidential information of Scripps Bank; and (iii) failure or inability to carry out duties after written notice and opportunity to cure. If Scripps Bank terminates Employee's employment prior to the Retirement Date for reasons other than cause, Employee shall be deemed to be employed on the Retirement Date for purposes of entitlement to the supplemental retirement benefits under this Agreement.

          2.4 WITHHOLDINGS. Applicable income and/or other taxes shall be withheld from all payments made under this Agreement. In addition, in the event that Employee is indebted to Scripps Bank for any reason at the time payments are made under this Agreement,

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Scripps Bank shall be authorized, but not required, to offset the payments due hereunder by the amount of such indebtedness.

     3. UNFUNDED BENEFIT. Scripps Bank shall not be required to establish a trust or otherwise set aside funds to pay the supplemental retirement benefits due under this Agreement. Employee acknowledges that the payment of the benefits under this Agreement shall be subject to the financial ability of Scripps Bank to make such payments, in accordance with applicable insolvency, bankruptcy and banking laws. In the event that Scripps Bank sets aside any funds to assist it in meeting its obligations hereunder, such funds shall at all times remain the sole property of Scripps Bank and be subject to the claims of Scripps Bank's general creditors, and neither Employee nor anyone claiming through or under Employee shall have any property interest whatsoever in such funds or in any specific assets of Scripps Bank.

     4. AMENDMENT AND TERMINATION. This Agreement may be amended or terminated when in the sole opinion of Scripps Bank such amendment or termination is advisable. The Agreement and all rights hereunder shall be terminated immediately in the event that Employee is terminated for cause, as defined in Section 2.3. In the event of a termination of the Agreement prior to the payment of all benefits hereunder (other than a termination described in the preceding sentence), Scripps Bank shall pay to Employee in a lump sum payment (less applicable withholdings) the present value of the retirement benefits payable under Section 2.1 of this Agreement. Except as set forth above, the amendment or termination of the Agreement shall not reduce the benefit payable to Employee under the Agreement or otherwise restrict his right to such benefit unless the Employee consents in writing to such amendment. Any amendment or termination of this Agreement shall be made by a written instrument approved by the Board of Directors.

     5.   MISCELLANEOUS PROVISIONS.

          5.1 INFORMATION TO BE FURNISHED. Employee shall provide Scripps Bank with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of determining entitlement to benefits under this Agreement.

          5.2 SPENDTHRIFT CLAUSE. Employee shall have no right to transfer, assign, alienate, anticipate, pledge, or encumber any part of the benefits provided under this Agreement, nor shall such benefits be subject to seizure by legal process by any creditor of the Employee. Any attempt to effect such a diversion or seizure shall be deemed null and void for all purposes.

          5.3 NO RIGHT TO EMPLOYMENT. Employee shall not acquire any right to be retained in Scripps Bank's employ by virtue of this Agreement, nor, upon his dismissal or upon his voluntary termination of employment, shall he have any right or interest in any retirement benefits or other payments other than as specifically provided herein or in any other written agreement between Employee and Scripps Bank.

          5.4 GOVERNING LAW. This Agreement shall be construed, administered, and enforced according to the laws of California.

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          5.5  SUCCESSORS.  This Agreement shall not be terminated merely by reason of a transfer or sale of the assets of Scripps Bank or by the merger or consolidation of Scripps Bank into or with any other corporation or entity, but the Agreement shall be continued in accordance with its terms after such sale, merger, or consolidation, and the transferee, purchaser, or successor entity shall be required as part of the sale, merger, or consolidation to agree to such continuation.

          5.6 INTERPRETATION OF AGREEMENT. The Board of Directors of Scripps Bank shall have the full authority to interpret, construe and administer the terms and provisions of this Agreement, in their sole discretion, and their decisions shall be final and conclusive. No director or employee of Scripps Bank shall be individually liable to Employee for any action taken or omitted with respect to this Agreement, unless such action or omission constitutes willful misconduct.

          5.7 NOTICES. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

               To Scripps:    7817 Ivanhoe Avenue
                              La Jolla, CA 92037


               To Carlson:    2297 Caminito Cabula
                              La Jolla, CA 92037

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is mailed in accordance with this Section, then it shall be deemed given, delivered and received on the delivery date or the date on which delivery is refused by the addressee, in either case, in accordance with the United States Postage Service's return receipt. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement.

          5.8 WAIVER. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act. Any waiver of a default under this Agreement must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement.

          5.9 DRAFTING AMBIGUITIES. The parties to this Agreement acknowledge that each party to this Agreement and its counsel have had the opportunity to review and revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

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     Executed as of February 17, 1999 at La Jolla, California.


                              SCRIPPS BANK


                              By:  /s/ WILLIAM E. NELSON
                                   -------------------------------
                                   William E. Nelson, Chairman



                                   /s/ RONALD J. CARLSON
                                   -------------------------------
                                   Ronald J. Carlson, Individually


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